UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2010

PINNACLE GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33457	30-0182582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Alger Street

Sheridan, Wyoming 82801

(Address of Principal Executive Offices) (Zip Code)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On September 15, 2010, Pinnacle Gas Resources, Inc. received written notice from NASDAQ that its shares of common stock would be delisted from The Nasdaq Stock Market effective at the open of trading on September 16, 2010.  As disclosed in prior 8-K’s, the company had previously received notice from NASDAQ of a bid price deficiency due to the company’s failure to maintain a closing bid price of $1.00 or more for a minimum of ten consecutive trading days.  The company previously received an extension from the Nasdaq Hearings Panel, however the additional time granted by the extension to raise the company’s stock price has now expired.

As of September 16, 2010, common shares of Pinnacle Gas Resources, Inc. will be traded at the OTCQB Marketplace.

Item 7.01 Regulation FD Disclosure.

On September 16, 2010, the Company issued a press release regarding the above-referenced notification from Nasdaq.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

The information is this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated September 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2010	PINNACLE GAS RESOURCES, INC.

	By:	/s/ Peter G. Schoonmaker
Peter G. Schoonmaker
President and Chief Executive Officer